CONSULTING AND RESIGNATION AGREEMENT
AND GENERAL RELEASE

TO: James Townsend

FROM: Regis LLC

DATE: July 1, 2021

Please read this document carefully. You are giving up certain legal claims that you might have against Regis LLC by signing this Agreement. You are advised to consult an attorney before signing this Agreement.

This Consulting and Resignation Agreement and General Release (the "Agreement") is made by and between James Townsend ("Employee", you, or your) and Regis LLC, a Minnesota corporation, its parent, subsidiaries and assigns ("Regis" or "Company" or "Corporation") to document certain post-employment consulting services and to fully settle and resolve any and all issues and disputes arising out of the Employee's employment with and resignation from the Company.

WHEREAS, Employee has been employed with the Company in the position of Executive Vice President, Chief Marketing Officer since April 8, 2019;

WHEREAS Employee has decided to resign his position with the Company effective June 30, 2021 (Resignation Date);

WHEREAS Regis desires for Employee to provide consulting services to the Company until June 30, 2022 (the period between the Resignation Date and June 30, 2022 will be referred to as the "Consulting Period") to effectuate a full and smooth transition of all Employee's duties; and

WHEREAS Regis desires a release of all claims Employee could have against the Company through the Resignation Date,

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which his hereby acknowledged by each party, Employee and the Company agree as follows:

1. Termination of Employment Relationship. Employee will resign his position of Executive Vice President, Chief Marketing Officer effective June 30, 2021.

2. Compensation and Benefits. This Agreement terminates the Employer/Employee relationship between you and Regis and closes out past or present claims as set forth in this Agreement that you might have against Regis arising from that relationship. In return for your release of claims, the Agreement provides you with benefits to which you otherwise would not be entitled. Accordingly, you and Regis agree as follows:

    a. Whether or not you sign this Agreement, Regis will pay you:

        1) All wages you have earned through and including June 30, 2021;

2) Reimbursement for all necessary business expenses you have incurred through the Date of Termination, if any, for which you seek reimbursement. Any such request for reimbursement must be submitted by July 15, 2021 to comply with Regis' policies regarding reimbursement requests and be directed to Sarah Reget at Regis Corp., 3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416. Thereafter, you agree that you will be ineligible for further expense reimbursement from Regis, unless otherwise required by law. Upon submission of timely request for reimbursement, Regis will reimburse you for all necessary business expenses you incurred pursuant to the Company's regular business practices.

3) Any medical expenses incurred under the ExecMed Program that are incurred on or before the Resignation Date, which reimbursements will be made in the normal course upon timely presentation of claims;

4) All compensation accrued as of the date of your termination under each plan or program of the company in which you may be participating at the time of termination in accordance with the terms of such plan or program, including but not limited to the Executive Retirement Savings Plan. This Agreement has no effect on such plans and the amount to which Employee is entitled under the foregoing is subject to each plan's terms and conditions. For sake of clarity "all compensation accrued as of the date of your termination under each plan or program of the corporation" shall specifically include Employee's contributions and all matching contributions made by Regis to the Executive Retirement Savings Plan. No deductions or withholdings will be made for contributions to employment plans such as 401(k) or any employee stock purchase plan. Regis shall issue an IRS Form W-2 for the full amount of this payment.

5) Equity Compensation in accordance with the plan documents.

b. Subject to Employee signing and not revoking this Agreement, to include a Release of all Claims, and the Employee remaining in strict compliance with the terms of this Agreement and any other written agreements between Regis and Employee, you will receive the following amount as severance pay. In exchange for the General Release set forth below, Regis agrees to provide:

1) <u>Benefits Continuation.</u> The Employer portion of your COBRA premiums for health and dental insurance coverage under the Company's group health and dental insurance plans for two months from your Resignation Date. Regis will issue an IRS Form W-2 for the full amount of this payment. This amount will be paid in one installment within 10 days after all of the following have occurred: a) receipt by Regis of the fully-executed Agreements; (b) expiration of the rescission period referred to in paragraph 13 of this Agreement; and (c) verified return of all company property. All payments will be subject to payroll deductions and other legally required withholdings.

2) <u>Bonus.</u> Your bonus for the Fiscal Year ending June 30, 2021. This amount shall be payable at the same time as bonuses, if any, are paid to other current officers of the corporation. Payment shall be subject to all statutory deductions and other legally required withholdings. No deductions or

withholdings will be made for contributions to employment plans such as 401(k) or any employee stock purchase plan. Regis shall issue an IRS Form W-2 for the full amount of this payment.

This amount will be payable at the same time as bonuses, if any, are paid to other current employees of the corporation, provided that you sign and do not rescind this Agreement, you have returned all company property and remain in compliance with the Non-Competition and Non-Solicitation provisions of this Agreement (paragraph 7).

If you do not sign this Agreement, you will not receive the payments and benefits referred to in paragraph 2.b of this Agreement. If you sign this Agreement, you agree that the payments and benefits referred to in paragraph 2.b fully and adequately compensate you for everything released in this Agreement.

3. Consulting Agreement.

a. Consulting Period. Provided you sign, date, and return this Agreement, and do not subsequently revoke it, the Company will retain you as a consultant to the Company from the Resignation Date through June 30, 2022 unless: (i) you elect to terminate this consulting period prior to June 30, 2022 by providing written notice to the Company; (ii) you are unable to fulfill your duties during the Consulting Period due to death or disability; or (iii) the Company terminates this consulting period prior to June 30, 2022 for Cause. For purposes of this provision, the term "Cause" will mean any one or more of the following: (a) act resulting in a felony conviction under any Federal or state statute, (b) willful non-performance as a Consultant; (c) willfully engaging in fraud or gross misconduct which is materially detrimental to the financial interest of the Company; or (d) violation of the Non-Competition or Non-Solicitation provisions of this Agreement; (e) reemployment with the Company as an employee.

b. Consulting Services. During the Consulting Period, you agree to make yourself available to provide consulting services (the "Services") within your areas of expertise as requested by the Company. The Company's Chief Executive Officer will be your sole contact for such Consulting Services unless otherwise mutually agreed between you and the Company. Specifically, the Services will include advice and assistance relating to the Company's marketing strategies and efforts. As a consultant, your primary goal will be to advise Company in these areas using your expertise in the field of marketing. You agree to make yourself available to provide Services throughout the Consulting Period for up to, but not exceeding, four (4) hours per week and to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Services. During the Consulting Period, you are free to pursue other employment or consulting engagements with third parties, provided that you do not violate the Non-Competition or Non-Solicitation provisions of this Agreement.

c. Consulting Fees. Subject to paragraph 3(a), the Company agrees to pay you a total of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the following installments: the amount of Thirty Thousand and 00/100 Dollars ($30,000.00) on July 31, 2021; and, beginning in August 2021, the amount of Ten Thousand and 00/100 Dollars ($10,000.00) on the 15th and the last day of each month remaining in

the Consulting Period. These fees will be deposited in United States currency in the bank account currently on file with the Regis Payroll Department.

d. Protection of Information. You agree that, during the Consulting Period and thereafter, you will not, except for the purposes of performing the Services, use or disclose any confidential or proprietary information or materials of the Company that you obtain or develop in the course of performing the Services or that you obtained during your employment with the Company. You also agree any and all work product you create in the course of performing the Services will be the sole and exclusive property of the Company and you hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property and work product developed in the course of performing the Services.

e. Authority During Consulting Period. After the Resignation Date, you will have no authority to hire, fire or bind the Company to any contractual obligations, whether written, oral or implied, and you will not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the Company.

f. Independent Contractor Status. You acknowledge and agree that during the Consulting Period, you will be an independent contractor of the Company and not an employee, and you will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, workers' compensation, insurance coverage, profit sharing or retirement benefits, other than your rights to continued group health insurance coverage under COBRA or as otherwise provided in this Agreement or by law. Because you will perform the Services as an independent contractor, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions, and the Consulting Fees will be reported on an Internal Revenue Service Form 1099. You acknowledge and agree to accept exclusive liability for complying with all applicable local, state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions related to the Consulting Fees. In the event that any federal, state or local taxing authority determines that you are an employee rather than an independent contractor during the Consulting Period, you agree to indemnify the Company for and against any taxes, withholdings, interest and penalties (with the exception of employer's share of Social Security, if any), arising from the Company's payment of the Consulting Fees.

g. Expenses. The Company will reimburse you for reasonable, pre-approved and documented business expenses incurred in performing the Services (if any). All reimbursements will be made in United States currency in the bank account currently on file with the Regis Payroll Department.

4. Confidentiality and Non-Disparagement. To the fullest extent permitted by law, you will not, directly or indirectly, disclose the terms of this Agreement to anyone other than your attorney, spouse, or significant other, or except as required for accounting, tax, or other legally-mandated or legally-permitted purposes, provided that, unless there is a legal reason for the disclosure, any such person to whom disclosure is made will, prior to disclosure, specifically agree to keep this Agreement confidential. To the fullest extent permitted by law, you also agree not to make or endorse any disparaging or negative remarks or

statements (whether oral, written, or otherwise) concerning Regis or its predecessors, successors, and/or assigns, as well as past and present officers, directors, agents, and/or employees. Nothing in this paragraph will prevent you from providing truthful testimony and/or information in response to a lawful subpoena, court order or governmental inquiry

5. Non-Disclosure of Confidential Information. You agree that you will not disclose to any third party any confidential or proprietary information of the Company and/or its clients regardless of how acquired or learned. By way of example and not limitation, including, without limitation, plans, programs and non-public information relating to customers of the Company or its subsidiaries, except as may be required to perform the Employee's duties hereunder. The provisions of this section will survive the termination of your employment and consulting with the Company, if any, provided that after the termination of your employment with the Company, the restrictions contained in this section will not apply to any such trade secret or confidential information which becomes generally known in the trade. All confidential information, including but not limited to strategic initiatives and related negotiating, and general corporate, compliance, transactional and operating matters regarding Regis, remain Confidential and cannot be disclosed. This paragraph will not restrict your obligation to disclose such information pursuant to legal requirements provided you first give the Company prompt notice of such legal process in order that it will have the opportunity to object to the disclosure of such information.

6. Return of Corporate Property. Mailing labels have been provided to you for the return of all company property. By signing below, you represent and warrant that all Regis property has been returned to Regis, and that you have not retained any copies, electronic or otherwise of any Regis property. Notwithstanding this paragraph of this Agreement, you may keep documents pertaining to your compensation and/or benefits.

7. Non-Competition and Non-Solicitation.

(a) Non-Competition. For a period of twelve (12) months immediately following the Employee's Resignation Date (the "Non-Competition Period"), the Employee will not enter into endeavors that are competitive with the business or operations of the Corporation in the beauty industry, and will not own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, director, partner, member, stockholder, (except for passive investments of not more than a one percent (1%) interest in the securities of a publicly held corporation regularly traded on a national securities exchange or in any over-the-counter securities market), consultant, independent contractor, or otherwise, any individual, partnership, firm, corporation or other business organization or entity that engages in a business which competes with the Corporation.

(b) Non-solicitation. During the Non-Competition Period, the Employee will not (i) hire or attempt to hire any employee of the Corporation, assist in such hiring by any person or encourage any employee to terminate the Employee's relationship with the Corporation; or (ii) solicit, induce, or influence any proprietor, franchisee, partner, stockholder, lender, director, officer, employee, joint venture, investor, consultant, agent, lessor, supplier, customer or any other person or entity which has a business relationship with the Corporation or its affiliates at any time during the Non-Competition Period, to discontinue or reduce or modify the extent of such relationship with the Corporation or any of its subsidiaries.

(c) You agree that if you violate these non-competition and/or non-solicitation covenants you must repay to Regis all Payments detailed in this Agreement prorated to reflect the portion of the Non-Competition Period after which the violation occurred and that you would not be entitled to any further Payments under this Agreement.

8. Cooperation in Litigation and Other Legal Matters. You agree that it is an essential term of this Agreement that you cooperate with the Company and its counsel at all times in any internal or external claims, charges, audits, investigations, and/or lawsuits involving the Company of which you may have knowledge or in which you may be a witness. Such cooperation includes meeting with the Employer representatives and counsel to disclose such facts as you may know; preparing with the Employer's counsel (or other counsel selected by the Employer) for any deposition, trial, hearing, or other proceeding; attending any deposition, trial, hearing or other proceeding to provide truthful testimony; and providing other assistance to the Company and its counsel in the defense or prosecution of charges or litigation as may, in the sole judgment of the Employer's counsel, be necessary. The Company agrees to reimburse you for reasonable and necessary out-of-pocket expenses you incur in the course of complying with this obligation, in each case that are pre-authorized by the Company. Nothing in this paragraph should be construed in any way as prohibiting or discouraging you from testifying truthfully under oath as part of, or in connection with, any such proceeding.

9. References. You agree that you will refer any and all reference checks regarding your employment with Regis to Mariela Ampuero at 855-MY REGIS ext. 63815. For all reference checks that are referred to such person, references will be limited to confirmation of your dates of employment and last position held.

10. General Release. In exchange for the benefits promised you in this Agreement, you agree to irrevocably and unconditionally release and discharge Regis, its predecessors, successors, and assigns, as well as past and present officers, directors, employees, and agents ("Released Parties"), from any and all claims, liabilities, or promises, whether known or unknown, arising out of or relating to your employment with Regis through the date you sign this Agreement. You waive these claims on behalf of yourself and your heirs, assigns, and anyone making a claim through you. The claims waived and discharged include, but are not limited to all causes of action that may be brought by you under the following statutes:

- Title VII of the Civil Rights Act of 1964;
- Sections 1981 through 1988 of Title 42 of the United Sates Code;
- Civil Rights Act of 1991;
- The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan);
- The Age Discrimination in Employment Act of 1967;
- The Rehabilitation Act of 1973;
- The Immigration Reform and Control Act;
- The Americans with Disabilities Act of 1990;
- The Americans with Disabilities Amendments Act of 2008;
- The Fair Credit Reporting Act;
- The Sarbanes-Oxley Act of 2002, to the extent permitted by law;

- The Occupational Safety and Health Act;
- The Family and Medical Leave Act of 1993;
- The Equal Pay Act;
- The Genetic Information Nondiscrimination Act;
- The Worker Adjustment and Retraining Notification Act;
- The Minnesota Human Rights Act;
- The Minnesota Whistleblower Protection Act;
- The Minnesota Statutory Provisions regarding Retaliation for Filing a Workers' Compensation Claim;
- The Minnesota Parental Leave Act;
- The Minnesota Age Discrimination Act;
- The Minnesota Equal Pay for Equal Work Law;
- The Minnesota Fair Labor Standards Act;
- The Minnesota Discrimination for Lawful Activities Law;
- The Minnesota Wage-Hour and Wage-Payment Laws;
- The Minnesota Occupational Safety and Health Act;
- The Minnesota Personnel Record Review Statute;
- Laws enacted under the Minnesota Women's Economic Security Act;
- The Connecticut Fair Employment Practices Act;
- Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers' Compensation Claim;
- The Connecticut Family and Medical Leave Act;
- Connecticut Whistleblower Law;
- Connecticut Free Speech Law;
- Connecticut Wage Hour and Wage Payment Laws;
- Connecticut OSHA;
- Connecticut Equal Pay Law;
- Connecticut Drug Testing Law;
- Connecticut AIDS Testing and Confidentiality Law;
- Connecticut Age Discrimination and Employee Benefits Law;
- Connecticut Reproductive Hazards Law;
- Connecticut Smoking Outside the Workplace Law;
- Connecticut Electronic Monitoring of Employees Law;
- Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information;
- Connecticut Statutory Provision Regarding Retaliation and/or Discrimination for Making a Claim under the Connecticut Wage and Hour Laws;
- Connecticut Law Concerning Consumer Privacy and Identity Theft;
- Connecticut Law Preventing the Use of Credit Scores by Certain Employers in Hiring Decisions;
- Connecticut Paid Sick Leave Law;
- Any other federal, state or local civil or human rights law or any other local, state or federal law, rule, regulation, code, guideline or ordinance, including but not limited to those relating to bias, whistleblower, discrimination, retaliation, compensation, employment or labor;
- Any public policy, contract (oral or written, express or implied), tort, or common law;
- Any claims for vacation, sick or personal leave, pay or payment pursuant to any practice, policy, handbook, or manual of Regis; or

- Any statute, common law, agreement or other basis for recovering any costs, fees, or other expenses, including attorneys' fees and/or costs.

This release does not include claims that cannot, by law, be waived, such as unemployment compensation.

11. Binding Nature of Agreement. This Agreement is binding on the parties and their heirs, administrators, representatives, executors, successors, and assigns.

12. Compliance with the Age Discrimination in Employment Act ("ADEA") and Notice of Right to Consider and Rescind Agreement. You understand that this Agreement has to meet certain requirements to validly release any claims you might have under the Connecticut Fair Employment Practices Act, the Minnesota Human Rights Act and the ADEA (including under the Older Workers' Benefit Protection Act), and you represent that all such requirements have been satisfied, including that:

    a. The Agreement is written in a manner that is understandable to you;

    b. You are specifically waiving ADEA rights;

    c. You are not waiving ADEA rights arising after the date of your signing this Agreement;

    d. You are receiving valuable consideration in exchange for execution of this Agreement that you would not otherwise be entitled to receive;

    e. Regis is hereby, in writing, encouraging you to consult with an attorney before signing this Agreement; and

    f. You received 21 days to consider this Agreement and at least 15 days to rescind.

13. Notice of Right to Consider and Rescind Agreement. You have twenty-one (21) days to consider this Agreement and decide whether to sign it, however, you cannot sign this Agreement before July 1, 2021. Regis hereby advises Employee to consult with an attorney of his choice before signing this Agreement releasing any rights or claims that he believes he may have under the Connecticut Fair Employment Practices Act, the Minnesota Human Rights Act or the ADEA. Once this Agreement is executed, Employee may rescind this Agreement within fifteen (15) calendar days to reinstate any claims under the ADEA. To be effective, any rescission within the relevant time period must be in writing and delivered to Regis, in care of Mary L. Senkbeil, 3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416, by hand or by mail within the fifteen (15) day period. If delivered by mail, the rescission must be: (1) postmarked within the fifteen (15) day period; (2) properly addressed to Regis; and (3) sent by certified mail, return receipt requested.

14. No Assignment. Employee warrants that he has not assigned, transferred nor purported to assign or transfer any claim against Regis or the Released Parties, and that he will not assign or transfer nor purport to assign or transfer hereafter any claim against Regis or the Released Parties.

15. No Unlawful Restriction. You understand that nothing in this Agreement is intended to or will: (a) impose any condition, penalty, or other limitation affecting your right to challenge this

Agreement; (b) constitute an unlawful release of any of your rights; or (c) prevent or interfere with your ability and/or right to: (i) provide truthful testimony if under subpoena to do so; (ii) file any charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state, and/or local governmental entity; and/or (iii) respond as otherwise provided by law.

16. Severability. The provisions of this Agreement are severable. If any provision (excluding the General Release above) is held to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision.

17. Entire Agreement. This agreement sets forth all terms of your resignation from Regis. You acknowledge you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to accept this Consulting and Resignation Agreement and General Release, except for those set forth in this Agreement. You also agree that any arbitration, non-disclosure, non-competition, non-solicitation, stock award or long-term incentive plan agreements or any proprietary information and inventions agreement remain in force and effect.

18. Employee Affirmations. You represent and affirm that you:

a. have not filed, caused to be filed, or presently are a party to any claim against Regis or any other Released Parties;

b. with the exception of the compensation and benefits described in Paragraphs 2.b and 3 above, affirm that you have been paid all compensation, wages, bonuses, commissions, and/or benefits to which you may be entitled from Regis, and, if applicable, you have reported all of the hours you worked as of the date you sign this Agreement and General Release. You further affirm that Regis has granted you any leave to which you were entitled from Regis under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

c. have no known workplace injuries or occupational diseases;

d. have not divulged any financial, proprietary or confidential information of Regis and will continue to maintain the confidentiality of such information consistent with Regis's policies, your agreement(s) with Regis and/or any applicable common law, with the exception of any voluntary communication with the Securities and Exchange Commission;

e. have not been retaliated against for reporting any allegations of wrongdoing by Regis, any of Regis's officers or any other Released Parties, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement and General Release does not limit either party's right, where applicable, to file or to participate in an investigation proceeding of any federal, state or local governmental agency, including providing documents or other information. This Agreement does not limit your right to receive an award for information provided to any government agency;

f. agree that all of Regis's decisions regarding your pay and benefits through your termination date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

19. Competence to Waive Claims. You affirm that at the time you considered or signed this Consulting and Resignation Agreement and General Release, you were not affected or impaired by illness, use of alcohol, drugs or other substances, or otherwise impaired. You further affirm that you are competent to execute this Consulting and Resignation Agreement and General Release, and knowingly and voluntarily waive any and all claims you may have against Regis and as described in this Consulting and Resignation Agreement and General Release. You certify that you are not a party to any bankruptcy, lien, creditor-debtor or any other action or proceeding which would impair your right or ability to waive all claims you may have against Regis or any other Released Parties.

20. Effective Date of Agreement. This Agreement will become effective on the sixteenth day after you sign it, provided that you have not rescinded the Agreement.

21. Valid Agreement. As stated above, you agree that this Agreement and its releases fully comply with the ADEA. You also agree that this Agreement and its releases fully comply with the Connecticut Fair Employment Practices Act, the Minnesota Human Rights Act and all other laws, statutes, ordinances, regulations, and/or principles of common law governing releases.

22. No Admission of Liability. Regis denies any and all liability to you. You understand and agree that this Agreement is not an admission of wrongdoing or liability, including, but not limited to, any violation of any federal, state, and/or local law, statute, ordinance, contract, and/or principle of common law by Regis and/or any individuals and/or entities associated with Regis.

23. Attorneys' Fees. You agree that you are responsible for your own attorneys' fees and costs, if any, incurred in any respect, including but not limited to in connection: with your employment with Regis; with the termination of your employment with Regis; and with negotiating and executing this Agreement.

24. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Minnesota and the laws of the United States, where applicable.

25. Enforcement of Agreement. Any dispute concerning the interpretation and application of this Agreement will be settled by expedited arbitration in Minneapolis, MN. The arbitrator selected by the Parties will be a lawyer or former judge and will have at least ten years' legal experience with employment law. The decision of the arbitrator will be final. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party will be entitled to recover costs and expenses, including reasonable attorneys' fees incurred.

26. Expiration of Offer and Effective Date of Agreement. You understand that the offer contained in this Agreement will be considered withdrawn if you have not signed and returned to Regis the signed original of this Agreement on or before the conclusion of the 21-day consideration period. This Agreement becomes effective after you and Regis have signed the Agreement and the revocation period described above has expired, provided you have not revoked your acceptance of this Agreement during the revocation period.

YOU ARE HEREBY ADVISED THAT YOU HAVE TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT, BUT YOU CANNOT SIGN THIS AGREEMENT BEFORE JULY 1,

2021. YOU ARE ALSO HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF YOUR CHOOSING PRIOR TO SIGNING THIS AGREEMENT.

YOU AGREE THAT ANY MODIFICATIONS MADE TO THIS AGREEMENT, MATERIAL OR OTHERWISE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST REGIS AND ANY OTHER RELEASED PARTIES AS OF THE DATE YOU SIGN THIS AGREEMENT.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, AND TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH 2.b ABOVE, YOU FREELY AND KNOWINGLY, AFTER DUE CONSIDERATION, ENTER INTO THIS CONSULTING AND RESIGNATION AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST REGIS AND ANY OTHER RELEASED PARTIES AS OF THE DATE YOU SIGN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting and Resignation Agreement and General Release as of the day and year first above written.

Dated: July 1st, 2021

James Townsend

REGIS CORPORATION: Amanda Rusin

By:

Its: EVP, General Counsel

Dated: 7/2/21